UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34856	36-4673192
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas 75240
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of The Howard Hughes Corporation, a Delaware corporation (the “Company”), held on May 17, 2018, the stockholders elected the Company’s Board of Directors (the “Board”) and voted upon two Board proposals contained within the Company’s Proxy Statement, dated April 3, 2018.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes

William Ackman	30,188,138	919,278	11,148	5,043,380
Adam Flatto	30,866,518	240,314	11,732	5,043,380
Jeffrey Furber	30,858,356	247,846	12,362	5,043,380
Beth Kaplan	31,063,532	44,018	11,014	5,043,380
Allen Model	30,863,980	242,448	12,136	5,043,380
R. Scot Sellers	30,438,053	668,353	12,158	5,043,380
Steven Shepsman	30,866,845	239,679	12,040	5,043,380
Burton M. Tansky	30,503,621	602,885	12,058	5,043,380
Mary Ann Tighe	30,493,478	614,341	10,745	5,043,380
David R. Weinreb	30,883,846	222,933	11,785	5,043,380

The stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non- Votes

An advisory (non-binding) vote to approve the compensation of the Company’s named executive officers	22,849,711	7,731,965	536,888	5,043,380

Proposal	For	Against	Abstentions
A vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2018	36,086,220	26,752	48,972

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

	By:	/s/ Peter F. Riley
Peter F. Riley
Senior Executive Vice President, Secretary and
General Counsel

Date: May 22, 2018

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